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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                New York                                                    11-2418067
                (STATE OF INCORPORATION OR ORGANIZATION)                                 (I.R.S. EMPLOYER
                                                                                       IDENTIFICATION NO.)
                          388 Greenwich Street
                           New York, New York                                                 10013
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                    (ZIP CODE)

      If this form relates to the registration of a                If this form relates to the registration of a
      class of securities pursuant to Section 12(b) of             class of securities pursuant to Section 12(g) of
      the Exchange Act and is effective pursuant to                the Exchange Act and is effective pursuant to
      General Instruction A.(c), please check the                  General Instruction A.(d), please check the
      following box.          |X|                                  following box.         |_|

Securities Act registration statement file number to which this form relates:   333-55650
                                                                               (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                   --------------------                                  --------------------------------
Equity Linked Securities (ELKS sm) based upon                                  American Stock Exchange
Nasdaq-100 Shares Due 2002
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)






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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 10 through 16 of the Registrant's Prospectus, Subject to Completion, dated February 14, 2001 (Registration No. 333-55650), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-2 through S-5, S-6 through S-9 and S-10 through S-14, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, dated January 25, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration
Statement in its entirety.

ITEM 2.    EXHIBITS.

                  99 (A).  Prospectus, Subject to Completion, dated February 14,
2001, incorporated by reference from the Registrant's Registration Statement
(Registration No. 333-55650) dated February 14, 2001.

                  99 (B). Preliminary Prospectus Supplement describing the
Equity Linked Securities based upon Nasdaq-100 Shares Due 2002, Subject to
Completion, dated January 25, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated January 29, 2001.

                  99 (C).  Form of Note.

                  99 (D). Senior Debt Indenture between Salomon Smith Barney
Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental
Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997.

                  Other securities issued by Salomon Smith Barney Holdings Inc.
are listed on the American Stock Exchange.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Salomon Smith Barney Holdings Inc.
                                                        (REGISTRANT)




Date:  February 23, 2001                      By:/s/Geoffrey Richards
                                                 ------------------------
                                                 Name: Geoffrey Richards
                                                 Title:Vice President


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                                INDEX TO EXHIBITS

     EXHIBIT NO.                                EXHIBIT
     ----------                                 -------

     99 (A). Prospectus, Subject to Completion, dated February 14, 2001, incorporated by reference from the Registrant's Registration
                 Statement (Registration No. 333-55650) dated February 14, 2001.

     99 (B).     Preliminary Prospectus Supplement describing the Equity Linked
                 Securities based upon Nasdaq-100 Shares Due 2002, Subject to
                 Completion, dated January 25, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated January
                 29, 2001.

     99 (C).     Form of Note.

     99 (D).     Senior Debt Indenture between Salomon Smith Barney Holdings
                 Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's
                 Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                 9, 1997.




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